UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2022
Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

	Delaware		001-34249	95-0725980
	(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

	1912 Farmer Brothers Drive,	Northlake,	Texas	76262
(Address of Principal Executive Offices) (Zip Code)

		682	549-6600
(Registrant’s Telephone Number, Including Area Code)

None
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class		Trading Symbol(s)	Name of Each Exchange on Which Registered
	Common Stock, $1.00 par value		FARM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of Farmer Bros. Co. (the “Company”) approved an increase to the base salary of the Company’s Chief Financial Officer, Scott R. Drake, from $390,000 to $450,000, effective as of April 18, 2022, in recognition of his value to the Company and as a retention measure. In addition, the Committee approved the grant of an equity award of restricted stock units (“RSUs”) to Mr. Drake with a grant date fair market value of $400,000 to be granted pursuant to the Company’s Amended and Restated 2017 Long-Term Incentive Plan (the “2017 Plan”) effective May 9, 2022 (the “grant date”). The RSU award vests over three years as follows: (i) 50% on the one-year anniversary of the grant date; (ii) 25% on the two-year anniversary of the grant date; (iii) 25% on the three-year anniversary of the grant date, subject to continued service with the Company through the applicable vesting date and the acceleration provisions of the 2017 Plan and the award agreement.

On April 18, 2022, the Company appointed Matthew Coffman, age 42, as the Company’s Vice President and Controller, effective immediately. In this role, Mr. Coffman will also serve as the Company’s principal accounting officer. Mr. Coffman succeeds Mr. Drake, who previously served as the Company’s principal accounting officer, and who will continue to serve as the Company’s Chief Financial Officer.

Prior to joining the Company, from January 2019 to April 2022, Mr. Coffman served as the Director of Accounting and Financial Reporting at HMS Holdings Corp. (“HMS”), which was acquired by Gainwell Technologies, a technology services and solutions company backed by private equity firm Veritas Capital, in April 2021. Prior to joining HMS, Mr. Coffman served at PricewaterhouseCoopers LLP for over 15 years within the Capital Markets and Accounting Advisory Services practice and Audit practice where he advised a variety of private and public companies on reporting and accounting matters, and had increasing responsibility for audit engagements. Mr. Coffman’s background also includes M&A and business improvement initiatives. Mr. Coffman holds a BBA in Accounting and M.S. in Management Information Systems from Texas A&M University. Mr. Coffman is a Certified Public Accountant in the State of Texas.

In connection with his appointment, Mr. Coffman’s compensation package includes an annual base salary of $220,000 and a target annual cash incentive bonus of $77,000. In addition, Mr. Coffman will be granted an equity award of RSUs with a grant date fair market value of $50,000 to be granted pursuant to the Company’s 2020 Inducement Incentive Award Plan (the “2020 Plan”) on the first trading day of the month following the beginning of his employment with the Company. The RSUs vest 100% on the three-year anniversary of the grant date, subject to continued service to the Company through the vesting date and the acceleration provisions of the 2020 Plan and the award agreement.

There are no arrangements or understandings between Mr. Coffman and any other person pursuant to which he was appointed to his role, there are no family relationships between him and any director or other officer of the Company, and there are no transactions in which the Company is a party and in which he has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On March 24, 2022, the Company appointed Jared Vitemb to the position of Vice President and General Counsel and, effective as of April 18, 2022, appointed him to serve as the Company’s Chief

Compliance Officer and Corporate Secretary. Amber D. Jefferson, who previously served as the Company’s Chief Compliance Officer, will continue to serve as the Company’s Chief Human Resources Officer. Mr. Vitemb succeeds Mr. Drake as Corporate Secretary.

Dated: April 19, 2022

FARMER BROS. CO.

By:	/s/ Jared Vitemb
Jared Vitemb
VP, General Counsel, Secretary and Chief Compliance Officer